UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 18, 2016

Date of Report

(Date of earliest event reported)

Hudson Pacific Properties, Inc.

Hudson Pacific Properties, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Hudson Pacific Properties, Inc.) Maryland (Hudson Pacific Properties, L.P.)	27-1430478 (Hudson Pacific Properties, Inc.) 80-0579682 (Hudson Pacific Properties, L.P.)
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc. (the “Company”), a Maryland corporation, and Hudson Pacific Properties, L.P., a Maryland limited partnership of which the Company serves as the sole general partner.

Item 8.01	Other Events.

Recent Developments

On May 3, 2016, the Company executed a long-term renewal with Qualcomm for 365,502 square feet at the three-building Skyport Plaza office campus in North San Jose, California. The renewal, which addressed the Company’s most significant 2017 lease expiration, became effective as of April 1, 2016, and extended the expiration of the lease to August 2022.

On June 1, 2016, the Company completed the disposition of One Bay Plaza, a 195,739-square-foot office tower located at 1350 Bayshore Highway in Burlingame, California, for approximately $53.4 million (before credits, prorations and closing costs).

On July 6, 2016, the Company completed a private placement of 3.98% senior guaranteed notes due July 6, 2026 for net proceeds of $150.0 million.

On July 7, 2016, the Company completed the acquisition of 11601 Wilshire Boulevard, a 500,475-square-foot Class A office tower in West Los Angeles, for $311.0 million (before credits, prorations and closing costs) from certain affiliates of The Blackstone Group L.P. The property is subject to a ground lease. The Company intends to lease up and renovate the property, which has served as its corporate headquarters for the past six years. The Company funded the acquisition with the proceeds from the One Bay Plaza disposition and the private placement described above, as well as $28.5 million received in connection with the repayment in full of a note receivable and funds drawn under its unsecured revolving credit facility. JMG Capital Management LLC leases approximately 6,638 square feet at 11601 Wilshire pursuant to an eight-year lease at an aggregate rate of approximately $278,904 annualized rent per year. Jonathan M. Glaser, a member of the Company’s board of directors, is the founder and managing member of JMG Capital Management LLC.

On July 6, 2016, the Company entered into a note purchase agreement for the private placement of $50.0 million of 3.66% senior guaranteed notes due September 15, 2023, which it expects to access on or before September 15, 2016 to repay amounts outstanding under its unsecured revolving credit facility or for general corporate purposes.

Federal Income Tax Considerations

The information included in this Current Report on Form 8-K under the heading “Federal Income Tax Considerations” and the information in Exhibit 99.1 hereto supersedes, in its entirety, the discussion under the heading “Federal Income Tax Considerations” in the Registration Statement on Form S-3 of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. (File Nos. 333-202799 and 333-202799-01) filed with the Securities and Exchange Commission on March 16, 2015 and the information in Exhibit 99.1 to the Current Report on Form 8-K of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. filed with the Securities and Exchange Commission on May 10, 2016.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect our good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2015 of Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. filed with the SEC on March 26, 2016, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. and Hudson Pacific Properties, L.P. from time to time with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Federal Income Tax Considerations

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2016

Hudson Pacific Properties, Inc.

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

Hudson Pacific Properties, L.P.

By:	Hudson Pacific Properties, Inc.
Its General Partner

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer